Principal Securities, Inc. Mailing Address: Registered Representative’s Des Moines, IA 50392-0200 Agreement This Registered Representatives Agreement (“Agreement”) by and between Principal Securities, Inc. ("Principal Securities") and , registered representative (“RR”), of the City of , State of , for the sale of registered and certain other products day of , 20 , and is subject to the following terms and conditions. Definitions a. "Application" means application or order for the purchase of registered or certain other products. b. "Compensation" mean payments made pursuant to the compensation schedules for registered and certain other products that are in effect at the time of sale. Those compensation schedules are incorporated into this Agreement by reference. c. "Registered products" means investment company shares underwritten by us, investment company shares and units sold through us, limited partnership interests, variable life insurance policies, variable annuity contracts, and such other security products that we are or become qualified to sell. d. "We", "us" and "our" mean Principal Securities. The terms “RR”, "you" and "your" mean the Registered Representative executing this Agreement. Relationship a. To the extent permitted by applicable laws, your relationship with us is that of an independent contractor. Nothing contained herein or elsewhere shall be construed to create an employer/employee relationship. b. Subject to any applicable regulatory and licensing requirements, you are responsible for developing your own customers and determining when and where you will solicit business. c. You are not required to spend a certain portion of your time as a registered representative for us. However, you will be expected to solicit new applications if appropriate, to service accounts and maintain any minimum production requirements to prevent termination of this Agreement. d. We reserve the right, in our sole discretion, to reject any applications, orders or payments remitted by you and to refund to investors all or any part of a payment made by them. Duties and Responsibilities Based upon, and in reliance upon your full and accurate disclosure to all inquiries contained in your Uniform Application for Securities Industry Transfer and Registration, and the accuracy of all other information provided to us, we hereby appoint and authorize you to solicit and remit applications and orders for the purchase of the Registered Products and certain other products that we have approved for sale, subject to your being appropriately and fully licensed in the jurisdictions where you will conduct your solicitation activities. By entering into this Agreement, you agree to: a. Solicit sales of products on our behalf or as allowed by us. b. Provide service to our clients. c. Adhere strictly to the rules of the Financial Industry Regulatory Authority, Inc. (FINRA), the rules and regulations of the Securities and Exchange Commission (SEC), the fiduciary rules of the Department of Labor (DOL), including adhering to the best interest standards, and all statutes and regulations of the states and of the United States. d. Become familiar with and abide by the compliance procedures outlined in the Principal Securities Registered Representative Compliance Manual and all other rules, policies and directives concerning sales practices and conduct established by us. Said procedures are incorporated herein by reference and may be amended by us from time to time. e. Obtain and maintain FINRA registration, SEC registration (if applicable), and state licenses appropriate for your activities as a RR or other representative capacity approved by us. f. Acquire and maintain licenses, bonds and professional liability insurance coverage for every activity you engage in and every product you sell as required by us or by the law. You must provide us with evidence of such and of any changes thereto. g. Limit solicitations of applications to the state(s) in which you are licensed. h. Upon notification from us, pay promptly all registration and state license renewal fees and such other costs as may be directed by us. i. Immediately upon receipt, forward all applications, orders and all payments to Principal Securities. j. Upon our demand or termination of this Agreement, return all monies, application forms, client files, manuals, computer hardware and software and other materials or supplies furnished to you by us, or by anyone on our behalf. All such documents and materials are considered the property of Principal Securities. This subparagraph does not apply to documents or materials provided to you by the customer. k. Provide us immediate access to all your books and records, regardless of the medium, that pertain to the activities contemplated herein; including, by way of example, immediate access to documents and emails and other written correspondence that you send or receive so that we may monitor, review, and retain such books and records. Principal Securities’ rights under this paragraph shall survive any termination of this Agreement. This completed document is for restricted use only. No part may be copied nor disclosed without prior consent of Principal®. MM 539-12 Page 1 of 4

l. Allow us to monitor and print all information that has been placed on an Internet website that belongs to or is associated with you. Limitations You may not: a. Incur any liability or debt against us or on our behalf. b. Make contracts, promise reinstatement of contracts, or attempt to bind us. c. Allow more time for payment of any amount by a client, applicant, shareholder or other third party. d. Extend credit to any person or entity in connection with a securities account or borrow money from any client or applicant. e. Accept payments or deposits from any client, applicant, shareholder or third party except as expressly authorized by us. f. Initiate legal proceedings in our name or file a complaint or inquiry with any governmental agency or the FINRA in our name. g. Make any representations concerning applications or products except as contained in the current prospectus and supplementary sales materials or sales literature approved by us. h. Solicit in any manner in any state for which we have not given you pre-approval to sell. i. Solicit or sell any security, exempt or otherwise, that we have not given you written, pre-approval to sell. j. Solicit or sell any other product that we have not given you written, pre-approval to sell. k. Send applications, or otherwise place orders, directly to a sponsor or issuer other than Principal Securities or its affiliate(s). Limitation on Investment Advisory Activities Without our prior consent, you may not: a. Apply for registration or become registered as an Investment Adviser or Investment Adviser Representative. b. Call yourself a "financial planner", imply that you provide financial planning services or charge fees for financial planning. c. Call yourself an "investment advisor", "investment counselor" or any other similar title. d. Sponsor or engage in any securities related seminars where a fee is charged for attendance or to an attendee. e. Charge a fee for (1) your time or (2) the creation of any document that is in any way connected with the solicitation and/or sale of a registered product. f. Act in any other advisory capacity for any person. Indebtedness a. “Indebtedness” means your debt, liability, or debit balance resulting from our reversal of compensation incurred under any contract or agreement you have or have had with us. b. Indebtedness also means any amount paid by us to settle a complaint or satisfy any judgment entered by any court, administrative agency or arbitrator related to any products sold by you, or to a breach of your duties and responsibilities contained in this Agreement whether or not the liability, settlement or satisfaction of judgment arose after the termination of this Agreement. c. You agree to be liable hereunder for the payment to us of all Indebtedness. We may setoff any Indebtedness or any amounts you owe our subsidiaries or affiliates, against any amount we owe you. d. We will also take actions necessary to collect any Indebtedness you owe us. e. This section shall survive any termination of this Agreement. Confidentiality and Related Obligations a. You acknowledge that, in the course of performing your duties under this Agreement or otherwise, you may receive or learn information about individuals who have applied for or purchased financial products or financial services from us, including, but not limited to, personal, financial and/or health information ("Confidential Information"). You agree to keep all Confidential Information strictly confidential; and, that you will not use or disclose to any affiliate or third party, either orally or in writing, any Confidential Information for any purpose other than the purpose for which the Confidential Information was provided to you. Without limiting any of the foregoing, you agree to take all precautions that are reasonably necessary to protect the security of the Confidential Information. You agree to restrict access to the Confidential Information to those employees who need to know that information to perform your duties under this Agreement. You further agree that, if requested by us, you will return to us at our address for notices under this Agreement all tangible items containing any Confidential Information, including all copies, abstractions and compilations thereof, without retaining any copies of the items required to be returned, however, this sentence does not apply to Confidential Information provided to you by the customer. The obligations of this paragraph extend to your employees, agents, affiliates and contractors, if any, and you shall inform such persons of their obligations hereunder. b. Upon learning of any unauthorized disclosure or use of any Confidential Information, you shall notify us promptly and cooperate fully with us to protect such Confidential Information. c. If you believe it is required by law or by a subpoena or court order to disclose any Confidential Information, then you, prior to any disclosure, shall promptly notify us in writing attaching a copy of the subpoena, court order or other demand and shall make all reasonable efforts to allow us an opportunity to seek a protective order or other judicial relief. This provision does not apply to audits and inquiries from state or federal regulatory agencies if you are legally required to provide them with access to your records. d. In connection with its performance under this Agreement, you agree to comply with all applicable laws, including but not limited to laws protecting the privacy of non-public personal information about individuals. e. The provisions of this Agreement relating to confidentiality shall survive termination or expiration of this Agreement. This completed document is for restricted use only. No part may be copied nor disclosed without prior consent of Principal®. MM 539-12 Page 2 of 4

Indemnification You shall indemnify and hold Principal Securities, its parent and affiliated companies harmless against all losses, claims, damages, liabilities, actions, cost or expenses insofar as such may arise or be attributed to activities unrelated to any action by Principal Securities, or involve non-securities issues arising in disputes unrelated to any action by Principal Securities. Arbitration RR and Principal Securities agree to arbitrate any dispute, claim or controversy that may arise between RR and Principal Securities, or a customer, or any other person, that is required to be arbitrated under the statutes, regulations, rules, articles of incorporation, bylaws of the FINRA, SEC, federal or state government authority, or other self-regulatory organization. Any arbitration award rendered against RR or Principal Securities may be entered as a judgment in any court of competent jurisdiction. Compensation a. We will pay you compensation on compensable transactions that have been approved and accepted by us in accordance with the compensation schedules in effect at the time of sale. b. We may change compensation schedules at any time. c. If you received compensation on payments refunded to investors or Principal Securities is otherwise charged back on compensation it has paid you, you shall repay such compensation to Principal Securities on demand, and Principal Securities is hereby authorized to deduct any unpaid amounts thereof from compensation payable to you or that may become payable to you hereunder. Any amount charged back shall constitute indebtedness under this Agreement. d. It is your responsibility to review your compensation statement when you receive it and to promptly notify the Principal Securities Compensation area with any questions or concerns. No compensation corrections or adjustments will be made one year or more after the date of the statement. Prior Contract This agreement represents the entire agreement between the parties with respect to the subject matter herein and supersedes all other prior contracts, understandings or agreements, whether written or oral, between you and Principal Securities with respect to the subject matte herein, except your right to receive compensation pursuant to prior contracts is not affected by this Agreement. Assignment a. This Agreement is not assignable. b. No compensation payable under this Agreement may be transferred, assigned or made payable to anyone other than you without our prior written approval. Disciplinary Action and Termination a. Either party may terminate this Agreement at any time upon written notice sent to the last known address of the other party. In such event, the effective date of termination is the date notice was sent. b. We may censure or fine you, or terminate this Agreement without giving notice to you if we determine that you have committed any fraudulent, dishonest or illegal acts, breached any provision of this Agreement, failed or refused to comply with the rules, regulations and statutes of the federal or state government, DOL, IRS, SEC, or FINRA, or failed or refused to comply with our supervisory procedures or other instructions. c. You hereby consent and authorize us to provide to or obtain from any governmental authorities having jurisdiction, the FINRA, or our affiliated companies any information concerning you which we may require or obtain, including but not limited to any information provided to Principal Securities regarding a customer complaint or obtained by Principal Securities through the exercise of its supervisory responsibilities. You acknowledge that we have certain reporting obligations to the FINRA in the event of termination of your affiliation with us and understand such reporting obligations continue after the termination of this Agreement. This provision shall survive termination of this Agreement. d. If your FINRA registration is terminated for any reason, or in the event we terminate your affiliation with us by filing notice to that effect with the FINRA, this Agreement will terminate concurrently with such termination or filing of the notice, as the case may be. In such instances, written notice of this Agreement’s termination to you is not necessary. e. If termination occurs after our annual renewal deadline, you will be required to pay any FINRA and state renewal fees we have paid. This provision shall survive termination of this Agreement. This completed document is for restricted use only. No part may be copied nor disclosed without prior consent of Principal®. MM 539-12 Page 3 of 4

Former Client Assets That Are Not Freely Transferable If you are responsible for prior sales of mutual funds, variable products, fixed indexed annuities or certain other products that are not freely transferable to or serviced by Principal Securities, you must be aware of the following: a. After filing a broker-to-broker transfer instruction form, your customers will be contacted in writing by their previous firms and/or Principal Securities with respect to the identification of nontransferable assets and their right to hold such assets at their prior firm. b. The New Account Form for each customer discloses that if Principal Securities is unable to service certain of the customer's holdings, the customer has the right to deal with any nontransferable assets by any of the following means: • Retention at the customer’s previous firm • Shipment in the customer’s name to the customer • Transfer to an account designated by the customer • Liquidation In the New Account Form, the customer is also instructed to consider holding such investments at the customer’s prior firm or transfer to a designated account before considering liquidation of nontransferable assets. a. You are obligated to ensure that the recommendations that you make to your customers are suitable, and/or in the customer's best interest, if applicable, and may not recommend that clients liquidate and switch or replace assets that are not freely transferable simply in order to obtain additional compensation. A change in employment is not by itself a suitable basis for recommending a switch from one product to another. b. You must inform your Supervising Registered Representative if you intend to recommend that clients liquidate and switch or replace assets that were not freely transferable to Principal Securities. Miscellaneous This Agreement shall be governed by the laws of the State of Iowa. Signatures Principal Securities, Inc. Registered Representative Authorized Officer Date Date This completed document is for restricted use only. No part may be copied nor disclosed without prior consent of Principal®. MM 539-12 Page 4 of 4